Exhibit 10.7

RENEWAL REVOLVING PROMISSORY NOTE

$2,500,000.00	Palm Beach County, Florida As of May 20, 2010

FOR VALUE RECEIVED, GelTech Solutions, Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of Michael Reger (the "Lender," which term shall also include any subsequent holder of this Note), the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00) (the "Committed Sum"), with interest until paid as set forth in this Note (the "Loan").

1. Interest.

This Note shall bear interest at a floating rate of interest equal to the greater of:  (i) five percent (5%) per annum or (ii) one hundred seventy-five (175) basis points over the base rate on corporate loans posted by at least seventy-five percent (75%) of the nation's largest banks known as the "Wall Street Journal Prime", as such rate shall change from time to time.  If the Wall Street Journal Prime is no longer available, then the interest rate due under this Note shall be based on a comparable index and spread as may be determined by Lender at its sole discretion.  Borrower acknowledges that the interest rate shall change as the Wall Street Journal Prime changes from time to time.  Interest shall be calculated on a 360-day year and paid for the actual number of days elapsed for any whole or partial month in which interest is being calculated. The rate of interest to be charged from time to time, pursuant to this paragraph is hereinafter called the "Interest Rate".

2. Repayment.  Commencing June 20, 2010, and on the same day of each month thereafter, interest on the outstanding principal balance of this Note shall be due and payable.  All remaining unpaid principal together with interest accrued thereon shall be due and payable on May 19, 2011 (such date, or any earlier date upon which payment in full is due is hereinafter called the "Maturity Date"). The principal balance of this Note may be prepaid, in whole or in part, at any time by Borrower provided, however, that any partial prepayment of principal shall be applied to the last principal payments coming due under the Note.

3. Late Charges.  If any installment of interest or principal or any other payment due under this Note is not paid within ten (10) days after the date that the installment or payment is due, Borrower promises to pay Lender a "late charge" equal to the greater of Ten Dollars ($10.00) or 5% of the past due monthly payment required by this Note.

4. Default Rate.  In the event Borrower shall fail to make any one or more payments on account of interest, principal, charges, or premiums within ten (10) days after the date the same shall become due and payable, as provided herein, Borrower shall pay to Lender interest on any overdue payment of principal, interest, charges and premiums at the highest rate allowed by applicable law (the "Default Rate"), from the date the same shall become due and payable until the date paid.  Following an Event of Default hereunder, the term "Interest Rate" as used in this Note shall be deemed to be the Default Rate until such time as such Event of Default is cured, at which point the "Interest Rate" will no longer be deemed the Default Rate and will return to the Interest Rate, as calculated pursuant to Section 1 hereof.

5. Intentionally Deleted.

6. Revolving Loan.  Subject always to the terms and conditions of the Revolving Line of Credit Loan Agreement, dated May 20, 2009, as modified by a Modification to the Loan Agreement as of the date hereof (the “Loan Agreement”), executed by Borrower and Lender, provided that Borrower is not in default under this Note, and provided further that no Event of Default (as that term is defined below) shall then exist, then Borrower may borrow, prepay and re-borrow under this  Note provided, however, that at no time shall the aggregate outstanding principal balance of this Promissory Note exceed the Committed Sum.  In the event that the total amount advanced to or owed by Borrower hereunder, either at the request of Borrower or otherwise, is greater than the Committed Sum, then Borrower shall immediately pay to Lender the amount of such excess.

7. Clean Up Period.  For a period of thirty (30) consecutive days during the term of this Note, the outstanding principal balance of this Note shall be zero and no other sums of money (interest or other money due under this Note or the Loan Agreement shall be due and owing from Borrower.

8. Acceleration; Remedies.  Upon the failure of Borrower to make any payment of principal or interest when due hereunder, or to timely perform any other obligation due hereunder, or upon the occurrence of an Event of Default, as that term may be defined in the Loan Agreement (each such default is hereinafter called an "Event of Default"), the unpaid principal with interest and all other sums shall at the option of Lender become immediately due and payable; provided, however, that the Lender shall not accelerate the obligation due hereunder until the loan between the Lender and Enterprise Bank has been accelerated.  Failure to exercise this option shall not constitute a waiver of the right to exercise this option in the event of any subsequent default.  In addition to the right to accelerate all principal or interest due hereunder, upon the occurrence of an Event of Default, Lender shall also have all rights and remedies available under the Loan Agreement and all other documents which secure repayment hereof, available at law or in equity.  Notwithstanding anything to the contrary herein, all such Events of Default hereunder shall be governed by the notice and cure periods, if any, set forth in the Loan Agreement.

9. Payment of Costs.  In the event this Note is turned over to an attorney at law for collection after the occurrence of an Event of Default, in addition to the principal, interest, late charges, and/or premiums due hereunder, Lender shall be entitled to collect all reasonable costs of collection including but not limited to reasonable attorneys' fees, incurred in connection with protection of or realization of collateral or in connection with any of Lender's collection efforts, whether or not suit on this Note or any foreclosure proceeding is filed, and all such costs and expenses shall be payable on demand.

10.  Waiver.  As to this Note, the Loan Agreement and any other documents or instruments evidencing or securing the indebtedness (collectively, the "Loan Documents"), each Borrower and all guarantors, if any, severally waive all applicable exemption rights, whether under any state constitution, homestead laws or otherwise, and also severally waive valuation and appraisement presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, and expressly agree that the maturity of this Note, or any payment under this Note, may be extended from time to time without in any way affecting the liability of Borrower.

11.  Waiver of Jury Trial.  BORROWER AND LENDER WAIVE ALL RIGHTS TO TRIAL BY JURY OF ANY SUITS, CLAIMS, COUNTERCLAIMS, AND ACTIONS OF ANY KIND ARISING UNDER OR RELATING TO THIS NOTE.  BORROWER AND LENDER ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND REPRESENT TO ONE ANOTHER THAT THIS WAIVER IS MADE KNOWINGLY AND VOLUNTARILY.  BORROWER AND LENDER AGREE THAT ALL SUCH SUITS, CLAIMS, COUNTERCLAIMS, AND ACTIONS SHALL BE TRIED BEFORE A JUDGE OF A COURT OF COMPETENT JURISDICTION, WITHOUT A JURY.

12.  Usury Limitations.  It is the intention of the parties to conform strictly to applicable usury laws from time to time in force, and all agreements between Borrower and Lender, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid to Lender, or collected by Lender, for the use, forbearance or detention of the money to be loaned hereunder or otherwise, exceed the maximum amount permissible under applicable usury laws.  If under any circumstances whatsoever fulfillment of any provision hereof or any other Loan Documents, at the time performance of such provision shall be due, shall involve an amount or any portion thereof in excess of the limit of validity prescribed by law, then ipso facto, the payment to be made or the amount to be delivered to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances Lender shall ever receive an amount deemed interest, by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Borrower or to any other person making such payment on Borrower's behalf.  All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness of Borrower evidenced hereby, outstanding from time to time shall, to the extent permitted by applicable law, be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of such indebtedness so that the actual rate of interest on account of such indebtedness is uniform through the term hereof.  The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Lender and Borrower and any endorser or guarantor of this Note.

13.  Severability.  In case any provision (or any part of any provision) contained in this Note shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note, but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein but only to the extent it is invalid, illegal, or unenforceable.

14.  Governing Law.  Borrower hereby acknowledges, consents and agrees (i) that the provisions of this Note and the rights of all parties mentioned herein shall be governed by the laws of the State of Florida and interpreted and construed in accordance with such laws (excluding the conflict of laws for the State of Florida) and (ii) that venue for any proceeding instituted to enforce this Note shall lie in Palm Beach County, Florida, and any objections to such jurisdiction or venue are hereby waived.

15. No Waiver by Lender.  No failure on the part of Lender to exercise any right or remedy hereunder, whether before or after the happening of a default shall constitute a waiver thereof, and no waiver of any past default shall constitute a waiver of any future default or of any other default.  No failure to accelerate the debt evidenced hereby by reason of default hereunder, or acceptance of a past due installment, or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter or to impose late charges retroactively or prospectively, or shall be deemed to be a novation of this Note or as a reinstatement of the debt evidenced hereby or as a waiver of such right or acceleration or any other right, or be construed so as to preclude the exercise of any right that Lender may have, whether by the laws of the State of Florida, by agreement, or otherwise.  This Note may not be changed orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

16. No Offsets.  No indebtedness evidenced by this Note shall be deemed to have been offset or shall be offset or compensated by all or part of any claim, cause of action, counterclaim or cross-claim, whether liquidated or unliquidated, which Borrower may have or claim to have against Lender now or hereafter.  Furthermore, in respect to the present indebtedness of, or any future indebtedness incurred by, Borrower to Lender, Borrower waives, to the fullest extent permitted by law, the benefits of any applicable law, regulation or procedure that substantially provides that, if (i) cross-demands for money have existed between persons at any point in time and (ii) neither demand was barred by the applicable statute of limitations and (iii) an action is thereafter commenced by one such person, then the other may assert in his answer the defense of payment in that the two demands are compensated so far as they equal each other, notwithstanding that an independent action asserting the claim would at the time of filing the answer be barred by the applicable statute of limitations.

17.  Loss, Theft, Destruction or Mutilation of Note.  In the event of the loss, theft or destruction of this Note, upon Lender's written request, accompanied by an indemnification and/or security reasonably satisfactory to Borrower, or in the event of the mutilation of this Note, upon Lender's surrender to the Borrower of the mutilated Note, Borrower shall execute and deliver to such party or Lender, as the case may be, a new promissory note in form and content identical to this Note in lieu of the lost, stolen, destroyed or mutilated Note.

18.  Relationship of Parties.  THE RELATIONSHIP BETWEEN BORROWER AND LENDER IS, AND AT ALL TIMES SHALL REMAIN, SOLELY THAT OF DEBTOR AND CREDITOR, AND SHALL NOT BE, OR BE CONSTRUED TO BE, A JOINT VENTURE, EQUITY VENTURE, PARTNERSHIP OR OTHER RELATIONSHIP OF ANY NATURE.

19. Unconditional Payment.  If any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.  No release of any security for this Note or any party liable for payment of this Note shall release or affect the liability of Borrower or any other party who may become liable for payment of all or any part of the indebtedness evidenced by this Note.  Lender may release any guarantor, surety or indemnitor of this Note from liability, in every instance without the consent of Borrower hereunder and without waiving any rights which Lender may have hereunder or under the Loan Agreement or under applicable law or in equity.

20.  Ambiguity and Construction of Certain Terms.  Neither this Note nor any uncertainty or ambiguity herein shall be construed or resolved against Lender by virtue of the fact that such document has originated with Lender as drafter.  Borrower acknowledges that it has reviewed this Note and has had the opportunity to consult with counsel on same. This Note, therefore, shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.  All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall be deemed to include all other genders; the singular shall include the plural and vice versa.  Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof.  "Herein," "hereof" and "hereunder" and other words of similar import refer to this Note as a whole and not to any particular section, paragraph or other subdivision; "Section" refers to the entire section and not to any particular subsection, paragraph of other subdivision. Reference to days for performance shall mean calendar days unless Business Days are expressly indicated.

21. Joint and Several Liability.  If Borrower consists of more than one (1) person, corporation or other entity, the obligations and liabilities of such persons, corporations or other entities under this Note, under the Loan Agreement shall be joint and several, and the word "Borrower" shall mean all or some or any of them, as the context may require.

22. Time of the Essence.  Time is of the essence to each and every provision of this Note.

23. Renewal.  This Note renews, modifies and replaces that certain Revolving Promissory Note dated May 20, 2009, executed by Borrower in favor of Lender.  Documentary stamp tax was paid thereon at such time.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered on its behalf under seal on the date first written above.

GELTECH SOLUTIONS, INC.

By:	/s/ Michael Cordani
Name: Michael Cordani
Title: Chief Executive Officer

[Signature Page to Revolving Promissory Note]

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